                                                      Registration No. 333-17259


      As filed with the Securities and Exchange Commission on July 24, 1998

 -----------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          -----------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          -----------------------------

                          DURAMED PHARMACEUTICALS, INC.
               (Exact name of issuer as specified in its charter)

                Delaware                             11-2590026
         ------------------------        ----------------------------------
         (State of Incorporation)       (I.R.S. Employer Identification No.)

            7155 East Kemper Road, Cincinnati, Ohio          45249
           -----------------------------------------------------------
           (Address of Principal Executive Offices)        (Zip Code)

                             1988 STOCK OPTION PLAN
                            (Full Title of the Plan)

                             Timothy E. Hoberg, Esq.
                          Taft, Stettinius & Hollister
                              1800 Star Bank Center
                             Cincinnati, Ohio 45202
                     (Name and address of agent for service)

                     Telephone number, including area code,
                      of agent for service: (513) 381-2838

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Explanatory Statement

              As originally filed in December 1996, this Registration Statement registered 2,000,000 additional shares of the Common Stock of Duramed Pharmaceuticals, Inc. (the "Company") which had been approved for issuance under the Company's 1988 Stock Option Plan (the "1988 Plan"). Subsequently, the Company adopted a new plan, the 1997 Stock Option Plan (the "1997 Plan"), with the understanding that shares remaining available for option grant under the 1988 Plan would be transferred to the 1997 Plan.

              Accordingly, this Post-Effective Amendment is being filed to de-register 770,275 shares previously registered for the 1988 Plan and to move those shares to a new Form S-8 Registration Statement being filed by the Company for shares issuable under the 1997 Plan.


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                                   SIGNATURES

              The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio as of the 23rd day of July, 1998.

                                               DURAMED PHARMACEUTICALS, INC.



                                               By /s/ E. Thomas Arington
                                                 ------------------------------
                                                 E. Thomas Arington, President
                                                 and Chief Executive Officer

              Pursuant to the requirements of the Securities Act of 1933, as amended, this Post- Effective Amendment to the Registration Statement has been signed by the following persons in the capacities indicated as of the 23rd day of July, 1998.

    Signature                                  Title
    ---------                                  -----

/s/ E. Thomas Arington                  Chairman of the Board,
--------------------------              President and Chief Executive Officer (principal
E. Thomas Arington                      executive officer)



/s/ Timothy J. Holt                     Senior Vice-President - Finance
--------------------------              and Administration, Treasurer (principal financial
Timothy J. Holt                         and accounting officer)



/s/ George W. Baughman*                 Director
--------------------------
George W. Baughman


/s/ Stanley L. Morgan*                  Director
--------------------------
Stanley L. Morgan


/s/ S. Sundararaman*                    Director
--------------------------
S. Sundararaman


*Pursuant to Power of Attorney


/s/ Timothy J. Holt
--------------------------
Timothy J. Holt
Attorney-in-Fact



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